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                                                                       Exhibit 5

                                November 15, 2001

Ariba, Inc.
807 11th Avenue
Sunnyvale, California 94089

         Re: Ariba, Inc. (the "Company") Registration Statement for an aggregate of 2,095,110 shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 772,690 shares of Common Stock available for issuance under the SupplierMarket.com, Inc. 1999 Stock Option Plan, (ii) 39,578 shares of Common Stock available for issuance under the Tradex Technologies, Inc. 1997 Employee Stock Option Plan, (iii) 200,678 shares of Common Stock available for issuance under the Tradex Technologies, Inc. 1999 Stock Option/Stock Issuance Plan, (iv) 499,993 shares of Common Stock available for issuance under the TradingDynamics, Inc. 1998 Stock Plan, and (v) 582,171 shares of Common Stock available for issuance under the and TradingDynamics, Inc. 1999 Stock Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the SupplierMarket.com, Inc. 1999 Stock Option Plan, Tradex Technologies, Inc. 1997 Employee Stock Option Plan, Tradex Technologies, Inc. 1999 Stock Option/Stock Issuance Plan, TradingDynamics, Inc. 1998 Stock Plan, and TradingDynamics, Inc. 1999 Stock Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Ariba, Inc.'s Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,



                              /s/ Gunderson Dettmer Stough Villeneuve Franklin &
                                  Hachigian, LLP
                              --------------------------------------------------

                              Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP